UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 8, 2011

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Stockholder Approval of 2011 Equity Incentive Plan

On April 11, 2011, the board of directors of CAS Medical Systems, Inc. ("CASMED") adopted the CAS Medical Systems, Inc. 2011 Equity Incentive Plan (the "Incentive Plan"), subject to stockholder approval, which provides for the availability of a maximum of 1,000,000 shares of CASMED common stock, with a maximum of 500,000 shares available for delivery with respect to awards of restricted stock and restricted stock units.  On June 8, 2011, at CASMED's annual meeting of stockholders, the Incentive Plan was approved by CASMED's stockholders.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, as amended, a copy of which was filed with the Securities and Exchange Commission as an exhibit to the Company's proxy statement for the 2011 annual meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CAS Medical Systems, Inc. held on June 8, 2011, three proposals were voted upon and approved by the Company’s stockholders. A brief description of each proposal voted upon at the annual meeting and the number of votes cast for, against and withheld, as well as the number of abstentions and broker non-votes, where applicable, are set forth below.

(1) Election of members of the Board of Directors, each for a term of one year.

Nominee	For	Withheld	Broker Non-Votes

Jerome S. Baron	6,068,981	1,495,649	2,932,701
Lawrence S. Burstein	6,078,221	1,486,409	2,932,701
Evan Jones	7,127,720	436,910	2,932,701
Thomas M. Patton	7,109,708	454,922	2,932,701
Gregory P. Rainey	7,127,720	436,910	2,932,701
Louis P. Scheps	6,014,870	1,549,760	2,932,701
Kenneth R. Weisshaar	7,118,040	446,590	2,932,701

(2) Approval of the CAS Medical Systems, Inc. 2011 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
6,792,680	710,534	61,416	2,932,701

(3) Ratification of the appointment of J.H. Cohn LLP as auditor for the Company for the fiscal year ending December 31, 2011.

For	Against	Abstain
9,364,243	1,117,259	15,829

Item 9.01	Financial Statements and Exhibits

(d)           The following exhibit is filed as part of this report:

10.1	CAS Medical Systems, Inc. 2011 Equity Incentive Plan (incorporated by reference to the Company’s proxy statement filed on April 26, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 8, 2011	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer